[Allegiance Wordmark]

PROXY
ALLEGIANCE CORPORATION
1430 Waukegan Road,
McGaw Park, Illinois 60085

      This proxy is solicited on behalf of the board of directors of Allegiance Corporation ("Allegiance") for the special meeting of stockholders of Allegiance to be held on January 21, 1998 (the "Allegiance Special Meeting").

      The undersigned hereby appoints Lester B. Knight, Joseph F. Damico and William L. Feather, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein all of the shares of common stock, $1.00 par value per share, of Allegiance held of record by the undersigned at the close of business on December 11, 1998, at the Allegiance Special Meeting, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present. SEE REVERSE SIDE.

            Please mark your votes as indicated in this example: [X]

      This proxy, when properly executed, will be voted as specified by the stockholder. If no specifications are made, this proxy will be voted FOR each of the following proposals, and with discretionary authority on all other matters that may properly come before the Allegiance Special Meeting or any postponements or adjournments thereof.

      1. Proposal to approve, authorize and adopt the Agreement and Plan of Merger, dated as of October 8, 1998, by and among Allegiance, Cardinal Health, Inc. and Boxes Merger Corp.

                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

      2. Proposal to adjourn the Allegiance Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Allegiance Special Meeting to approve Proposal 1.

                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

      3. In their discretion, to vote upon such other business as may properly come before the Allegiance Special Meeting or any postponements or adjournments thereof.


 Please mark this box if you plan to attend the Allegiance Special Meeting: [ ]

      Receipt of Notice of the Allegiance Special Meeting and the related Joint Proxy Statement/Prospectus is hereby acknowledged.

      NOTE: Please sign exactly as your name appears herein. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person, indicating, where proper, official position or representative capacity.

      The signing stockholder hereby revokes all proxies heretofore given to vote at the Allegiance Special Meeting or any postponement or adjournment thereof.


                                     ___________________________________________

                                     ___________________________________________

                                     ___________________________________________

                                     Signature(s) of Stockholder(s)         Date

                                    * * * * *

                             Allegiance Corporation
                                Toll-Free Voting

      Allegiance encourages you to take advantage of a convenient way of voting your shares on matters to be covered at the Allegiance Special Meeting. Voting your shares electronically through the telephone will eliminate the need to return this proxy card.

      Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, toll-free at 1-800-OK2-VOTE (1-800-652-8683). Have this proxy card in hand when you call. Please enter the control number which is located in the box above and follow the voice instructions on how to vote.

      Your electronic vote authorizes the named proxies to vote in the same manner as if you marked, signed, dated and returned the proxy card.

      If you choose to vote your shares electronically, please do not mail back this proxy card.

                             Allegiance Corporation

                         Special Meeting Of Stockholders

                               January 21, 1999

                                 _______________

                                ADMITTANCE TICKET
                                 _______________

Allegiance Corporation
1450 Waukegan Road
Brien Laing Building
McGaw Park, Illinois 60085

Thursday, January 21, 1999
10:30 a.m., local time

      IMPORTANT: If you plan to attend the Allegiance Special Meeting, please check the appropriate box on the proxy card or indicate your intent when you vote by telephone. You must show this admittance ticket at the gate before entering the Allegiance campus and at the registration desk on the day of the Allegiance Special Meeting.

      DIRECTIONS: Allegiance is located between the Tri-State Tollway (I-294/I-94) and Route 41, just south of Route 120 (Belvidere Road) and north of Route 137 (Buckley Road), on the west side of Route 43 (Waukegan Road). After passing through the Allegiance campus gate house, follow the signs to parking.


                                      [MAP]